SECURITY AGREEMENT

      SECURITY AGREEMENT dated as of March 5, 2002 (this "Agreement") by and among VOLT TELECOMMUNICATIONS GROUP, INC., a Delaware corporation, VOLT DELTA RESOURCES, INC., a Nevada corporation, VOLT DELTA RESOURCES, INC., a Delaware corporation, DATANATIONAL, INC., a Delaware corporation, DATANATIONAL OF GEORGIA, INC., a Georgia corporation, each Person other than the Collateral Agent (defined below) who from time to time becomes a party hereto (collectively, hereinafter, the "Grantors" and individually each a "Grantor"), and JPMORGAN CHASE BANK (formerly known as The Chase Manhattan Bank), a New York banking corporation, as collateral agent for the benefit of the Lenders, the Issuing Bank, the Administrative Agent and the Syndication Agent (in such capacity, together with its successors in such capacity, the "Collateral Agent"). Capitalized terms used above or below in this Agreement, and not otherwise defined herein, are used with the meanings ascribed to them under the Credit Agreement (as defined below).

                              W I T N E S S E T H:

      WHEREAS, the Grantors are parties (as "Guarantors") to a Credit Agreement dated as of September 11, 2001 (as amended by the First Amendment to Credit Agreement and a Second Amendment dated as of the date hereof (the "Second Amendment"), and as joined in by certain of the Grantors pursuant to the Second Amendment, and as the same may from time to time be further amended, extended, supplemented, restated, joined in, or otherwise modified or replaced, the "Credit Agreement") among the Grantors, the other "Guarantors" named therein, Volt Information Sciences, Inc., Gatton Volt Consulting Group Limited, the Administrative Agent, the Syndication Agent and the Lenders; and

      WHEREAS, pursuant to the Credit Agreement, each Grantor is required to grant, and each Grantor has agreed to grant, assign and pledge to the Collateral Agent, for the benefit of the Lenders, the Issuing Bank, the Administrative Agent, the Collateral Agent and the Syndication Agent (the "Lender Group"), a continuing first and prior security interest in and to all of the Collateral (as defined below) to secure all of the Obligations (as defined below) of such Grantor.

      NOW, THEREFORE, each Grantor, intending to be bound hereby, in consideration of the premises hereof, and having induced (i) the Administrative Agent and the Required Lenders party thereto to enter into the First Amendment to Credit Agreement, and (ii) the Lenders to continue to make Loans and issue Letters of Credit in accordance with the Credit Agreement (among other things, by agreeing to enter into this Agreement), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Grantor, hereby agrees with the Collateral Agent, for the benefit of the Lender Group, as follows:

      1. Grant of Security Interest. Each Grantor, to secure its respective Obligations, hereby assigns, pledges and grants to the Collateral Agent for the benefit of the Lender Group a continuing first and prior security interest in and to all of the Grantor's rights, title and interests in and to all of the following property, rights and interests in property of such Grantor, whether now owned or existing or hereafter acquired or arising and regardless of where located and all


                                 Exhibit 4.01(c)                               1
products, proceeds, supporting obligations, substitutions, accessions and replacements thereof (all of the same, with respect to any Grantor, being herein referred to as the "Collateral"):

            With respect to any Grantor, all present and future accounts receivable, including, without limitation, all rights of the Grantor to receive any payment for goods sold or leased or for services rendered, whether or not they have been earned by performance (collectively, the "Accounts"); in each case whether constituting an "account", "payment intangible", other "general intangible", or "instrument" under (and as defined in) the New York Uniform Commercial Code (the "UCC"); all to the extent that the account debtor under any Account is a Person that is or was at the time the Account was created (x) organized or existing under the laws of the United States or any state or territory thereof or (y) doing business in the United States or any of its territories.

      2. Security for Obligations. The foregoing grant of a security interest in and to the Collateral secures the full and prompt payment and performance when due of (a) all obligations and liabilities of the respective Grantor to the Administrative Agent, the Collateral Agent, the Syndication Agent, the Issuing Bank and/or any Lender now or hereafter existing under, arising under or related to this Agreement, including, but not limited to, any amounts advanced or incurred by the Collateral Agent in maintaining or preserving any Collateral or otherwise in connection with this Agreement, and (b) all obligations and liabilities, owing to any member of the Lender Group from or by the respective Grantor, of any kind or nature whatsoever, present or future, however created, incurred, acquired or owing, whether for principal, interest, fees, indemnification, expenses (including, without limitation, any attorneys' fees incurred in connection with administering or enforcing any of the Credit Documents), or otherwise (including, without limitation, any interest on any of the other foregoing items accrued after the commencement of any bankruptcy or similar proceeding by or against any Grantor), whether or not evidenced by any note, guaranty or other instrument; provided that the same arises under or relates to the Credit Agreement, the Guaranty of Payment or any of the other Credit Documents to which such Grantor is a party or by which it is bound (all such obligations and liabilities of each Grantor described above in this paragraph 2 being herein collectively referred to as the "Obligations").

      3. Grantors Remains Liable. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under any contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under any contracts and agreements included in the Collateral, and
(c) neither the Collateral Agent nor any Lender (nor any other member of the Lender Group) shall have any obligation or liability under any contracts and agreements included in the Collateral by reason of this Agreement, nor shall any of them be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

      4. Further Assurances. (a) Each Grantor hereby agrees that from time to time, at the expense of such Grantor, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that the Collateral Agent may reasonably request, in


                                 Exhibit 4.01(c)                               2
order to create, evidence, perfect or preserve any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor will: (i) at the written request of the Collateral Agent upon the occurrence and continuation of an Event of Default, mark conspicuously each of its documents and other records pertaining to the Collateral, with a legend, in form and substance satisfactory to the Collateral Agent, indicating that such Collateral is subject to the security interest granted hereby; and (ii) at the written request of the Collateral Agent, if any Account shall be evidenced by a promissory note or other instrument, deliver and pledge to the Collateral Agent, such note or instrument duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Collateral Agent.

            (b) Each Grantor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto (including, without limitation, any filings with any office or agency of the United States or any state or territory thereof or in any other appropriate jurisdiction) relative to all or any part of the Collateral without the signature of such Grantor, where permitted by law. Each Grantor hereby agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement where permitted by law. Each Grantor hereby agrees to execute any such statement or amendment where, in accordance with applicable law, such signature may be necessary or appropriate in connection with any such filing.

            (c) Each Grantor will furnish to the Collateral Agent (i) not later than twelve (12) days after the end of each calendar month, a summary aging report of all Accounts and a specific listing with respect to each Grantor's ten
(10) largest account debtors, and (ii) such other reports and schedules, as the Collateral Agent may reasonably request, in connection with any or all of the Collateral, all in detail, form and substance satisfactory to the Collateral Agent. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall be entitled to obtain any information, however detailed, which it may request with regard to the Collateral, and to take any steps necessary to monitor and verify all agings and other matters with respect thereto. Each Grantor will permit the Collateral Agent, by any of its officers, employees and/or designated agents, at any time or times during such Grantor's usual business hours (upon reasonable prior notice, which will be deemed to be one (1) Business Day if Event of Default has occurred and is continuing), to inspect, investigate and/or conduct audits with respect to the Collateral, at such Grantor's sole expense.

      5. Representations and Warranties: General. In addition to the representations and warranties made in the Second Amendment and the Restated Guaranty (as defined in the Second Amendment), each Grantor hereby represents and warrants, as follows:

            (a) Such Grantor is duly incorporated or otherwise organized, and existing, under the laws of the state set forth in Schedule A attached hereto. The principal place of business and chief executive office of such Grantor is located at the address identified as such on Schedule A attached hereto and all records concerning the Collateral are located at the addresses specified in said Schedule A. The exact legal name of each Grantor is as set forth on the signature page to this Agreement, unless otherwise noted on said Schedule A.


                                 Exhibit 4.01(c)                               3

            (b) Such Grantor has good, indefeasible and merchantable title to the Collateral. Such Grantor owns the Collateral free and clear of any lien, security interest, charge or encumbrance, except for the (i) security interests in favor of the Collateral Agent created by this Agreement, and (ii) other encumbrances permitted under the Credit Agreement. Except (i) as are being terminated on or prior to the date hereof, and (ii) such as may have been filed in favor of the Collateral Agent, no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording or filing office in the United States.

            (c) This Agreement, together with actions heretofore taken and the proper filing of the UCC financing statements pertaining to the Collateral, creates a valid and perfected first priority security interest in all Collateral of such Grantor located in or arising from the United States or any state or territory thereof, securing the payment of the Obligations of such Grantor, and all filings and other actions necessary to create, evidence, perfect and preserve such security interest (save for the timely filing of UCC-1 financing statements and all continuation statements or other statements required by applicable law) have been duly taken.

            (d) Except as set forth on Schedule B attached hereto and made a part hereof, during the five (5) years immediately preceding the date of this Agreement, such Grantor has had no other company names or fictitious names or been known under or used any other company or fictitious names.

            (e) Neither the execution or delivery of this Agreement, nor the consummation of the granting and perfection of the security interests contemplated hereby, nor the compliance with or performance of the terms and conditions of this Agreement by such Grantor is prevented by, limited by, conflicts with or will result in the breach or violation of or a default under the terms, conditions or provisions of (i) the by-laws or any other organizational document with respect to such Grantor or other agreement among the shareholders of such Grantor, (ii) any mortgage, security agreement, indenture, evidence of indebtedness, loan or financing agreement, trust agreement, license agreement or any other agreement or instrument to which such Grantor is a party or by which it is bound, or (iii) any provision of law, any order of any court or administrative agency or any rule or regulation applicable to such Grantor.

      6. Representations and Warranties: Accounts. As of the time when any Account of any particular Grantor arises, such Grantor shall be deemed to have represented and warranted with respect to such Account that:

            (a) it will not be evidenced by a judgment and will represent a bona fide transaction contemplated in accordance with the terms and provisions contained in any agreements evidencing or relating to such Collateral; and

            (b) it will not have been transferred or assigned to any Person (other than the Domestic Borrower or one of its Subsidiaries, in advance of a transfer to a Grantor for pledge hereunder), or pledged to any Person other than the Collateral Agent.


                                 Exhibit 4.01(c)                               4

      7. Intentionally omitted.

      8. Covenants: General. Without limiting the agreements and covenants contained in the Credit Agreement or in any other Credit Document to which such Grantor is a party, each Grantor hereby covenants and agrees with the Collateral Agent that:

            (a) Unless all steps have been taken which will at all times (after the change in question) preserve the Collateral Agent's first priority projected security interest in all Collateral being provided by such Grantor, it shall not
(i) change the state in which such Grantor is incorporated or organized, or (ii) change such Grantor's name (Schedule A hereto shall be deemed to have been amended automatically upon a change effected in compliance with the foregoing sentence.)

            (b) It shall preserve and maintain the security interest created by this Agreement and will protect and defend its title to the Collateral so that the security interest so granted shall be and remain a continuing first and prior perfected security interest in the Collateral. Such Grantor will not create, assume or suffer to exist any security interest or other lien or encumbrance in the Collateral, except for the security interest created by this Agreement or as otherwise permitted under the Credit Agreement.

            (c) Such Grantor shall maintain books and records pertaining to the Collateral in accordance with GAAP and in such detail, form and scope as the Collateral Agent may reasonably require.

            (d) Such Grantor shall execute such other documents as may be reasonably requested by the Collateral Agent in order to effectuate the security interests granted herein.

      9. Covenants Regarding Collateral. Each Grantor shall comply with the following covenants regarding Collateral:

            (a) Such Grantor shall keep its principal place of business and chief executive office and the office where it keeps its records concerning the Collateral, and the offices where it keeps all originals of all documents evidencing or relating to any or all Collateral, at the location therefor specified in Section 5(a) hereof or, upon the Collateral Agent's actual receipt of at least thirty (30) days' prior written notice to the Collateral Agent, at other locations in the United States, which notice (once received) will be deemed to automatically update Schedule A hereto, and Section 5(a) hereof.

            (b) Except as otherwise provided in this Section 9(b), such Grantor shall continue to collect, at its own expense, all amounts due or to become due to such Grantor under its Accounts. In connection with such collections, such Grantor may take (and, at the Collateral Agent's direction, shall take) such action as such Grantor or the Collateral Agent may deem necessary or advisable to enforce collection of the Accounts; provided, however, that upon the occurrence and at any time thereafter during the continuation of an Event of Default, the Collateral Agent shall have the right to enforce such Grantor's rights against any account debtors or other obligors relating to the Collateral including, but not limited to, the right to notify the


                                 Exhibit 4.01(c)                               5
account debtors or obligors under any Collateral of the security interest in the Collateral granted to the Collateral Agent and to direct such account debtors or obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent. In such event, upon notice to such Grantor, and at the sole expense of such Grantor, the Collateral Agent may enforce collection of any such Collateral, and adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. After receipt by such Grantor of the notice from the Collateral Agent referred to in the preceding sentence: (i) all amounts and proceeds (including instruments) received by such Grantor in respect of any Collateral shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary endorsement); and (ii) such Grantor shall not adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

      10. Intentionally omitted.

      11. Intentionally omitted.

      12. Transfers and Other Liens. No Grantor may, unless the Collateral Agent shall have provided its prior written consent thereto, which consent shall be given or withheld in the Collateral Agent's sole discretion:

            (a) sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except as expressly permitted under the Credit Agreement; or

            (b) create or suffer to exist any Lien, security interest or other charge or encumbrance upon or with respect to any of the Collateral, other than the security interest in favor of the Collateral Agent pursuant to this Agreement and any other encumbrance permitted under the Credit Agreement.

      13. Administrative Agent Appointed Attorney-in-Fact. Upon the occurrence and during the continuation of an Event of Default, each Grantor hereby irrevocably appoints the Collateral Agent (and any officer or agent of the Collateral Agent with full power of substitution and revocation) as such Grantor's attorney-in-fact (coupled with an interest), with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Collateral Agent's discretion, to take any action and to execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

            (a) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

            (b) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above;


                                 Exhibit 4.01(c)                               6

            (c) to file any claims or take any action or institute any proceedings which the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral; and

            (d) to discharge any lien or encumbrance on or against the Collateral or bond the same.

      14. Collateral Agent May Perform Agreements. If any Grantor fails to perform any agreement contained herein, the Collateral Agent may, after five day's notice to such Grantor (unless the Collateral Agent deems it necessary to take more immediate action), itself perform, or cause performance of, such agreements, and the reasonable out-of-pocket expenses of the Collateral Agent incurred in connection therewith shall be payable by such Grantor under Section 18(b) hereof (including, without limitation, the reasonable fees and disbursements of counsel); provided, however, that any such action by the Collateral Agent shall not be deemed to be a waiver of any Event of Default or Default, which may have resulted from such Grantor's failure to perform any such agreement.

      15. Collateral Agent's Duties. The powers conferred on the Collateral Agent hereunder are solely to protect its interest (and the interests of the other members of the Lender Group) in the Collateral (granted by each Grantor) and shall not impose any duty upon the Collateral Agent or other member of the Lender Group to exercise any such powers, or any liability upon the Collateral Agent or any other member of the Lender Group upon the exercise of any such powers. Except for the safe custody of any Collateral in their possession and the accounting for moneys actually received by any of them pursuant to the Collateral Agent's exercise of remedies hereunder, the Collateral Agent and the other members of the Lender Group shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Collateral Agent and the other members of the Lender Group shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in their possession if the Collateral is accorded treatment substantially equal to that which the Collateral Agent or any other such Person respectively accords its own property.

      16. Remedies Upon Default. If any Event of Default shall have occurred and be continuing:

            (a) The Collateral Agent may exercise in respect of any Collateral (granted by any or all of the Grantors), in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the UCC and/or any other applicable law and/or in equity and also may do any or all of the following, whether separately, successively, or simultaneously, all to the extent permitted under the UCC, any other applicable law and/or the Credit Agreement:

                  (i) In the name of the Collateral Agent, or in the name of any Grantor, or otherwise, enforce each Grantor's rights against any account debtor or other obligor, and may demand, sue for, collect or receive any money or property at any time payable or receivable on


                                 Exhibit 4.01(c)                               7
account of or in exchange for, or make any compromise or settlement deemed desirable with respect to, any of the Collateral, but the Collateral Agent shall be under no obligation so to do, and the Collateral Agent, may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, or release, any of the Collateral without thereby incurring responsibility to, or discharging or otherwise affecting any liability of, any Grantor.

                  (ii) Subject to applicable law and the terms of any lease agreement that may apply, enter upon any premises where any Collateral may be, and take possession thereof, and maintain such possession on the applicable Grantor's premises, or demand and receive such possession from any Person who has possession thereof, or remove the Collateral or any part thereof, to such other places as the Collateral Agent may desire, without any obligation to pay such Grantor for any use and occupancy of such premises.

                  (iii) Require any Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent which is reasonably convenient to both parties.

                  (iv) Without notice except as specified below and with or without taking the possession thereof, sell, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any location chosen by the Collateral Agent, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable. Each Grantor hereby agrees that, to the extent notice of sale shall be required by law, at least seven (7) Business Days' notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification, but notice given in any other reasonable manner or at any other reasonable time shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor hereby agrees that the Collateral Agent shall have no obligation to preserve rights in the Collateral against prior parties or to marshal any Collateral for the benefit of any Person.

                  (v) Whether or not any Obligations shall have matured or shall have been accelerated pursuant to the Credit Agreement or otherwise, the Collateral Agent may in addition to any other rights it may have under this Agreement or otherwise, appoint by instrument in writing a receiver or receiver and manager (both of which are herein called a "Receiver") of all or any part of the Collateral or may institute proceedings in any court of competent jurisdiction for the appointment of such a Receiver. Any such Receiver is hereby given and shall have the same powers and rights as the Collateral Agent has under this Agreement, at law or in equity. In exercising any such powers, any such Receiver shall act as, and for all purposes shall be deemed to be, the agent of the applicable Grantor and neither the Collateral Agent nor any other member of the Lender Group shall be responsible for any act or omission of any such Receiver absent the willful misconduct of the Collateral Agent or the


                                 Exhibit 4.01(c)                               8

Receiver. The Collateral Agent may appoint one or more Receivers hereunder and may remove any such Receiver or Receivers and appoint another or other in his or their stead from time to time. Any Receiver so appointed may be an officer or employee of the Collateral Agent or any Lender. Each Grantor agrees that any Receiver appointed by the Collateral Agent need not be appointed by, nor is his appointment required to be ratified by, nor his actions in any way supervised by, a court.

                  (vi) Apply, without notice, any cash or cash items constituting Collateral in the possession of the Collateral Agent or any other member of the Lender Group, in a manner consistent with the Credit Agreement, to payment of any of the Obligations. Each Grantor hereby waives, to the extent permitted by applicable law, all rights of such Grantor to prior notice and hearing under any applicable statute or constitution (in the case of such notice only, to the extent that such statute or constitution gives rights as to notice that are greater than are provided for herein or provides for any notice period when none is otherwise provided for herein).

            (b) All cash proceeds received by the Collateral Agent under foregoing subsection (a), in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral granted by any or all of the Grantors may, in the discretion of the Collateral Agent, be held by the Collateral Agent as Collateral for, and/or may then or at any time thereafter be applied (after payment of any amounts payable to the Collateral Agent or any other member of the Lender Group pursuant to Section 18 hereof) in whole or in part by the Collateral Agent against all or any part of the Obligations, in such order as the Collateral Agent shall elect consistent with any requirements in the Credit Agreement. Any surplus of such cash or cash proceeds held by the Collateral Agent and remaining after payment in full of all the Obligations shall be paid over to the applicable Grantor or Grantors or to whomsoever may be lawfully entitled to receive such surplus.

      17. Collateral Agent to Act on Behalf of the Lenders. The Lenders (as well as the Issuing Bank, the Administrative Agent and the Syndication Agent) agree, by their acceptance of the benefits hereof, that this Agreement may be enforced on their behalf only by the actions of the Collateral Agent, acting upon the instructions of the Required Lenders, and that none of the Lenders (nor any other member of the Lender Group) shall have any right to seek to enforce this Agreement or to realize upon the security granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Collateral Agent, for the benefit of the Lender Group, upon the terms of this Agreement.

      18. Indemnity and Expenses. (a) Each Grantor agrees to defend, protect, indemnify and hold harmless the Collateral Agent, each Lender, the Issuing Bank, the Administrative Agent and the Syndication Agent and each employee, officer, director, agent, professional person, successor and assignee of each of them and each of their respective Affiliates and subsidiaries (all of the foregoing collectively referred to herein as the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgment, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable out-of-pocket fees and disbursements of counsel for the Collateral Agent and the other Indemnitees, incurred in connection with any action or proceeding between any Grantor


                                 Exhibit 4.01(c)                               9
and any Indemnitee or between any Indemnitee and any third party or otherwise, with respect to any investigative, administrative or judicial proceeding, whether or not such Indemnitee shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitee (whether direct, indirect, economic, special, punitive, treble or consequential and whether based on any federal, state, local or foreign laws or other statutory regulations, including, without limitation, Environmental Laws, securities and commercial laws and regulations, under common law or equitable principles) in any manner relating to or arising out of this Agreement, the Collateral or any of the Obligations of such Grantor, or any act, event or transaction related or attendant thereto or contemplated hereby, or any action or inaction by any Indemnitee hereunder or in connection therewith, including, in each such case, any allegation of any such matters, whether meritorious or not (collectively, the "Indemnified Matters"); provided, however, that no Grantor shall have any obligation to any Indemnitee hereunder with respect to Indemnified Matters resulting from the gross negligence or willful misconduct of such Indemnitee. The covenants of each Grantor contained in this Section 18(a) shall survive the payment in full of all amounts due and payable under this Agreement, the Credit Agreement, the Guaranty of Payment and the other Credit Documents, and the full satisfaction of all other Obligations, and are in addition to, and cumulative with respect to, all other indemnities contained in the Credit Agreement, the Guaranty of Payment or any of the other Credit Documents.

            (b) Each Grantor will, upon demand, pay to the Collateral Agent the amount of any and all expenses, including the reasonable out-of-pocket fees and disbursements of the Collateral Agent's and of any experts and agents (including, without limitation, any Affiliates of the Collateral Agent), which the Collateral Agent and each Lender may incur in good faith in connection with
(i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, including, without limitation, any and all amounts paid by or on behalf of the Collateral Agent in respect of returned and uncollected checks and drafts pursuant to Section 9(b) hereof, (iii) all out-of-pocket costs and expenses in connection with the audits, inspections and investigations conducted by the Collateral Agent pursuant to Section 4(c) hereof, (iv) the exercise or enforcement of any of the rights of the Collateral Agent hereunder, including, without limitation, any and all audits with respect to the Collateral conducted by or on behalf of the Collateral Agent or any Lender pursuant to Section 4(c) hereof, or (v) the failure by such Grantor to perform or observe any of the provisions hereof; provided, however that such Grantor shall not have any obligation to the Collateral Agent to pay such costs or expenses if such costs or expenses were incurred directly due to the Collateral Agent's or any such other Person's gross negligence or willful misconduct.

      19. Security Interests Absolute. All rights of the Collateral Agent and the security interests granted hereunder, and all obligations of each Grantor hereunder, shall be absolute and unconditional, irrespective of:

            (a) any lack of validity or enforceability of the Credit Agreement, the Guaranty of Payment, any other Credit Document, or any other agreement, document or instrument relating thereto;


                                 Exhibit 4.01(c)                              10

            (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations or any other amendment or waiver of, or any consent to any departure from, the Credit Agreement, the Guaranty of Payment or any other Credit Document;

            (c) any exchange, release or non-perfection of any portion of the Collateral or any other collateral held by the Collateral Agent or any release or amendment or waiver of, or consent to any departure from, any guaranty for all or any of the Obligations; and

            (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, such Grantor in respect of the Obligations or otherwise with respect to this Agreement.

      20. Survival of Representations and Warranties. Each Grantor hereby covenants, warrants and represents to the Collateral Agent and each other member of the Lender Group that all representations and warranties of such Grantor contained in this Agreement, the Guaranty of Payment, and/or in any other Credit Document are true and correct at the time of such Grantor's execution of this Agreement, shall survive the execution, delivery and acceptance hereof and thereof, as applicable, by the parties hereto and thereto, and shall continue in effect until: (i) Obligations have been indefeasibly paid and satisfied in full and the Commitments have been terminated, or (ii) until the earlier termination of the security interests granted hereby.

      21. Waiver by the Collateral Agent. The Collateral Agent's failure, at any time or times, to require strict performance by any Grantor of any provision of this Agreement shall not waive, affect or diminish any right of the Collateral Agent thereafter to demand strict compliance and performance therewith. Any suspension or waiver by the Collateral Agent of an Event of Default or a Default shall not suspend, waive or affect any other Event of Default, a Default, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of any Grantor contained in this Agreement and no Event of Default or Default shall be deemed to have been suspended or waived by the Collateral Agent, unless such suspension or waiver is by an instrument in writing signed by an officer of the Collateral Agent and directed to one or more of the Grantors specifying such suspension or waiver.

      22. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

      23. Provisions Reasonable. Each Grantor hereby expressly acknowledges and agrees that the provisions of this Agreement and, in particular, those respecting remedies and powers of the Collateral Agent against such Grantor, its business and the Collateral upon the occurrence of any Event of Default, are commercially reasonable and not manifestly unreasonable.

      24. Intentionally Omitted.


                                 Exhibit 4.01(c)                              11

      25. Addresses for Notices. Each notice to, and each demand upon, any Grantor by the Collateral Agent relating to this Agreement and each notice to, and each demand upon, the Collateral Agent by any Grantor relating to this Agreement and any notice to the Collateral Agent of the bankruptcy, insolvency or consummation of any other similar proceeding of any Grantor, shall specifically refer to this Agreement, and shall be in writing (including facsimiles) and shall be given and deemed to have been given in accordance with
Section 9.01 of the Credit Agreement.

      26. Continuing Security Interest; Assignments. This Agreement shall create a continuing security interest in the Collateral granted by each of the Grantors and shall (i) remain in full force and effect until the Obligations are indefeasibly paid and satisfied in full and the Commitments are terminated, (ii) be binding upon each Grantor, its respective successors and assigns, and all other Persons who become bound as a debtor to this Agreement and (iii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the members of the Lender Group and their respective successors, transferees and assigns. Each Grantor's successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession thereof or therefor. When the Obligations have been indefeasibly paid and satisfied in full and are no longer outstanding, the security interests granted hereby shall terminate and all rights to the Collateral granted by each of the Grantors shall revert to the Grantors. Upon any such termination, the Collateral Agent will, at the Grantors' expense, execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such termination.

      27. Governing Law. This Agreement shall be governed by and construed in accordance with the substantive, internal laws of the State of New York, without regard to its principles of conflicts of law other than ss.5-1401 of the New York General Obligations Law.

      28. CONSENT TO JURISDICTION AND SERVICE OF PROCESS: WAIVER OF JURY TRIAL. THE GRANTORS AND THE COLLATERAL AGENT AGREE THAT SECTIONS 9.09 AND 9.10 OF THE CREDIT AGREEMENT SHALL APPLY, MUTATIS MUTANDIS, WITH RESPECT TO ANY LITIGATION BASED ON OR ARISING UNDER THIS AGREEMENT, AND SUCH SECTIONS ARE INCORPORATED BY REFERENCE HEREIN.

      29. Modification of Agreement. This Agreement may not be modified, amended, discharged or waived, in whole or in part, except by a writing signed by each of the parties hereto, and any such amendment, modification, discharge or waiver shall only be effective in the specific instance where it is made. No statement, promise or representation as to the enforceability, validity or intent of the Collateral Agent to enforce this Agreement or any of its terms, has been made by the Collateral Agent or any Person acting or purporting to act on its behalf, and each of the Grantors expressly acknowledges that it has not relied on any such statement, promise or representation in entering into or executing this Agreement. The Collateral Agent shall not be required to enter into or to make or give any consent, amendment, modification, discharge or waiver under this Agreement unless it has received the consent of the Required Lenders, or of all the Lenders where the Collateral Agent has reasonably determined


                                 Exhibit 4.01(c)                              12
that the matter in question would require unanimity under customary practices for syndicated financings of this type.

      30. Conflicts. Notwithstanding anything in this Agreement to the contrary, in the event of an actual conflict between this Agreement, on the one hand, and the Credit Agreement or the Guaranty of Payment, on the other, the provisions of the Credit Agreement or the Guaranty of Payment shall govern to the extent of such conflict.

      31. Limitation of Liability. No claim may be made by any Grantor or any other Person against any Indemnitee for any special, indirect, consequential, punitive or treble damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, the Guaranty of Payment, the Credit Agreement or any other Credit Documents, or any act, omission or event occurring in connection herewith or therewith; and each Grantor hereby waives, releases and agrees not to sue upon any claim for any and all special, indirect, consequential, punitive or treble damages, whether or not accrued and whether or not known or suspected to exist in its favor.

      32. Headings; Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise: (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time joined in, amended, supplemented or otherwise modified (except where such joinder, amendment, supplement or modification is not permitted hereunder without the Collateral Agent's consent and such consent has not been obtained); (b) any reference herein to any Person shall be construed to include such Person's heirs, administrators, executors, successors and assigns; (c) unless otherwise stated, the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof; and (d) unless otherwise stated, all references herein to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Exhibits and Schedules to, this Agreement.


                                 Exhibit 4.01(c)                              13

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers there into duly authorized as of the date first above written.

VOLT TELECOMMUNICATIONS GROUP, INC.           VOLT DELTA RESOURCES, INC.,
a Delaware corporation                        a Nevada corporation

By:                                           By:
   -----------------------------------           -------------------------------
   Name:                                         Name:
   Title:                                        Title:


VOLT DELTA RESOURCES, INC.,                   DATANATIONAL, INC.,
a Delaware corporation                        a Delaware corporation

By:                                           By:
   -----------------------------------           -------------------------------
   Name:                                         Name:
   Title:                                        Title:


DATANATIONAL OF GEORGIA, INC.,
a Georgia corporation

By:
   -----------------------------------
   Name:
   Title:


AGREED

JPMORGAN CHASE BANK
(formerly known as The Chase Manhattan Bank), as Collateral Agent


By:
   -----------------------------------
   Name:
   Title:


                                 Exhibit 4.01(c)                              14

                                   SCHEDULE A

                              ADDRESSES OF GRANTORS

                                              CHIEF EXECUTIVE               PRINCIPAL PLACE                       LOCATION
                 GRANTOR                          OFFICE                      OF BUSINESS                        OF RECORDS
------------------------------------------------------------------------------------------------------------------------------------
       Volt Delta Resources, Inc.,         560 Lexington Avenue          560 Lexington Avenue              560 Lexington Avenue
           a Nevada corporation             New York, NY 10022                14th Floor                        14th Floor
                                                                          New York, NY 10022                New York, NY 10022
------------------------------------------------------------------------------------------------------------------------------------
       Volt Delta Resources, Inc.,         560 Lexington Avenue          560 Lexington Avenue              560 Lexington Avenue
          a Delaware corporation            New York, NY 10022                14th Floor                        14th Floor
                                                                          New York, NY 10022                New York, NY 10022
------------------------------------------------------------------------------------------------------------------------------------
           Data National, Inc.,            560 Lexington Avenue          3800 Concorde Parkway             3800 Concorde Parkway
          a Delaware corporation            New York, NY 10022                 Suite 500                         Suite 500
                                                                          Chantilly, VA 20151               Chantilly, VA 20151
------------------------------------------------------------------------------------------------------------------------------------


                                 Exhibit 4.01(c)                              15

                                              CHIEF EXECUTIVE               PRINCIPAL PLACE                       LOCATION
                 GRANTOR                          OFFICE                      OF BUSINESS                        OF RECORDS
------------------------------------------------------------------------------------------------------------------------------------
       DataNational of Georgia, Inc.,      560 Lexington Avenue          3800 Concorde Parkway             3800 Concorde Parkway
          a Georgia corporation             New York, NY 10022                 Suite 500                         Suite 500
                                                                          Chantilly, VA 20151               Chantilly, VA 20151
------------------------------------------------------------------------------------------------------------------------------------
   Volt Telecommunications Group, Inc.,     560 Lexington Avenue         (1) 6801 Lake Worth Road          Volt Accounting Center
          a Delaware corporation             New York, NY 10022                Suite 314                 2421 North Glassell Street
                                                                           Lake Worth, FL 33467              Orange, CA 92865

                                                                         (2) 415 North Smith Avenue
                                                                             Corona, CA 92879
------------------------------------------------------------------------------------------------------------------------------------


                                 Exhibit 4.01(c)                              16

                                   SCHEDULE B

                                FICTITIOUS NAMES

                           GRANTOR                                                        NAMES
------------------------------------------------------------------------------------------------------------------

                 Volt Delta Resources, Inc.,                                             MAINTECH
                    a Nevada corporation                                      VOLT DELTA RESOURCES (NEVADA)

------------------------------------------------------------------------------------------------------------------

                 Volt Delta Resources, Inc.,
                   a Delaware corporation                                                MAINTECH

------------------------------------------------------------------------------------------------------------------

                     DataNational, Inc.,
                   a Delaware corporation                                         COMMUNITY PHONE BOOKS

------------------------------------------------------------------------------------------------------------------

    DataNational of Georgia, Inc., a Georgia corporation                          COMMUNITY PHONE BOOKS

------------------------------------------------------------------------------------------------------------------

            Volt Telecommunications Group, Inc.,
                   a Delaware corporation                                               VOLTELCON

------------------------------------------------------------------------------------------------------------------


                                 Exhibit 4.01(c)                              17